UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):

February 14, 2011

Viasystems Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-15755 (Commission File Number)	75-2668620 (IRS Employer Identification Number)

101 South Hanley Road, St. Louis, MO		63105
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (314) 727-2087

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 14, 2011, the board of directors (the “Board”) of Viasystems Group, Inc. (the “Company”) appointed John K. Pruellage as a member of the Board to fill the vacancy created by the passing of longtime Board member Richard W. Vieser on October 14, 2010.  Mr. Pruellage will serve as a member of the Audit Committee of the Board.

The following is the biographical information regarding Mr. Pruellage:

John K. Pruellage, 70, is currently Chairman of the law firm Lewis, Rice & Fingersh, L.C. and has been practicing law for over 30 years. Mr. Pruellage is a member of several boards of directors including Banterra Corporation and Fred Weber Corporation. He is Chairman of the board of trustees of St. Louis University and a member of the boards of trustees of the United Way and the St. Louis Zoo Foundation. He also serves on the boards of directors of the Regional Business Counsel and the Boy Scouts of America Greater St. Louis Area Council.

Mr. Pruellage’s extensive experience as a corporate attorney and an advisor to publicly-traded companies are valuable qualifications for membership on the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  February 15, 2011

VIASYSTEMS GROUP, INC.

By:          /s/ Christopher R. Isaak
Christopher R. Isaak
Vice President, Corporate Controller
and Chief Accounting Officer
(principal accounting officer)